Southwall
Technologies

Needham and Company
Growth Conference

New York, January 2005

Forward Looking Statements

Our comments this afternoon may contain forward-
looking statements as that term is defined in the Private
Securities Reform Act of 1995, including, without
limitation, statements regarding the Company’s
expectations, beliefs, intentions or strategies regarding
the future.  All forward-looking statements included in
our presentation and discussion today are based on
information available to the Company today.  The
Company assumes no obligation to update any such
forward-looking statements.  Further risks are detailed
in the Company’s filings with the SEC.

Financial
Overview

2004 Financial Highlights

A year of:

Successful restructuring and financial recovery

Increasing quarterly revenues

Improving gross margins

A return to profitability & positive cash flow

Strengthening our balance sheet

$20
$15
$10
$5
$0
($5)
($10)
($15)
($20)
Q403
Q104
Q204
Q304
Revenue
Net Income

January 13, 2005

Operations Statement Summary

$ in

Millions

Balance Sheet Summary

$40.0

$22.5

$41.7

$13.9

$1.9

2003

$36.1

$16.8

$76.6

$17.5

$2.0

2002

$39.9

Total Assets

$12.0

A/R and Inventory

$42.9

Total Liabilities

$3.3

Total Cash and
Equivalents

$18.8

Short & Long term
Debt

9/04

( Period Ending $ in millions )

Target Business Model

(8)

17

12

6

7

34

12

16

37

35

100%

YTD 9/04

15 - 20

17

14

     Window Film

3

4

4

Non Op Charges

7 - 13

8 - 9

7 - 8

7 - 8

35 - 38

5 - 10

35 - 40

35 - 40

~ 12 Mo.
Target

13

(79)

Net income

9

16

G&A

5

13

R&D

5

7

Sales / Marketing

36

14

Gross profit

13

10

             Architecture

41

36

            Display

29

40

            Automotive

100%

100%

Revenues

Q3 04

2003

(percent of revenues )

2005 Financial Trends & Goals

Continued profitability and positive cash flows from
Operations

Stable overall revenue growth trends with net single digit
Revenue growth into 2005

Plasma product cost reductions efforts underway to take
advantage of strong unit growth opportunities

Enhancements to our Marketing and Development
capabilities

Financial consistency & positioning for growth